Explanatory Note

ThrillCorp, Inc. has prepared this Form 1-A/A solely for the purpose of filing an updated Exhibit 11.

INDEX TO EXHIBITS

2.1	Certificate of Incorporation**

2.2	Bylaws**

4	Form of Subscription Agreement**

6.1	Option and Right of First Refusal Agreement with Polercoaster, LLC**

6.2	Option and Right of First Refusal Agreement with Skyspire, LLC**

6.3	Stock Purchase Agreement with William Kitchen, Michael Kitchen, and David Gust**

6.4	Stock Purchase Agreement with Robert Christoph, Jr.**

6.5	Stock Purchase Agreement with Robbins Stage Trust**

6.6	Stock Purchase Agreement with Mac One Realty Partners, LLC**

6.7	Unsecured Promissory Note with Polercoaster, LLC**

6.8	Broker Dealer Services Agreement with FundAmerica Securities, LLC*

8	Escrow Services Agreement with FundAmerica Securities, LLC*

11	Independent Auditor’s Consent

12	Opinion of KHLK LLP*

13	“Testing the waters” materials*

15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**

*To be filed by amendment to this Offering Circular

** Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 7, 2016.

THRILLCORP, INC.

By	/s/ David Gust
David Gust, Chief Executive Officer of
ThrillCorp, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Gust
David Gust, Chief Executive Officer, Chief Financial
Officer, Chief Accounting Officer,
Director
Date: March 7, 2016

/s/ William Kitchen
William Kitchen, Chairman of the Board of Directors
Date: March 7, 2016

/s/ Michael Kitchen
Michael Kitchen, Chief Development Officer, Director
Date: March 7, 2016

/s/ Robert Christoph, Jr.
Robert Christoph, Jr., Director
Date: March 7, 2016